ADDENDUM TO PARTICIPATION AGREEMENT SIGNED WITH NUANCE EXPLORATION LTD Dated November 30,2007)

October 16 , 2009

BETWEEN

COUNTY LINE ENERGY CORP having an office at the City of Calgary, in the Province of Alberta (hereinafter referred to as "County Line")

AND:

FORCE ENERGY CORP (formerly Nuance Exploration Ltd) having an office at the City of Calgary, in the Province of Alberta (hereinafter referred to as "Force").

WHEREAS Black Creek Resources Ltd has entered into an a Seismic Option Agreement with Canpar Holdings Ltd

AND WHEREAS County Line has entered in to a Participation Agreement with Black Creek Resources Ltd

AND WHEREAS County Line has met all the conditions to earn an interest in the 10D Hayter 10-8-40-1 W4M Well (the"Well")

AND WHEREAS Force has previously purchased a 20% participating working interest in the Well

NOW THEREFORE in consideration of mutual covenants in this agreement the parties agree to the following:

The terms of this agreement will be governed by the requirements of the agreements established between Black Creek Resources, Canpar Holdings Ltd., and County Line Energy Corp.

County Line hereby assigns an additional 30% working interest to "FORCE" in the County Line earned interest in the above noted "well" in consideration of the payment of $29,000 CDN.

Completion expenses will be submitted to FORCE for payment on the basis of 50% of the "Authority for Expenditure" (AFE) costs to complete the Well.

Upon completion of the Well, Force will share 50% of net revenues as designated to County Line pursuant to the Participation Agreement between County Line and Black Creek Resource Ltd

Executed at CALGARY ALBERTA on the date first written above

FORCE ENERGY CORP

per ________________________

Rahim Rayani

COUNTY LINE ENERGY CORP.

per ________________________

H[illegible]ygdnes, President